UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

The following letter was sent to certain stockholders beginning on or around April 13, 2017.

Alliance Advisors        Shareholder Services Department

April 13, 2017

URGENT

Re: Your Investment With Triangle Capital Corporation.

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Triangle Capital Corporation.

Please contact me immediately at 1-877-777-8133 Monday through Friday 9 a.m. to 10 p.m. Eastern Time. This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by Triangle Capital to contact you. This is not a scam and no personal information is required when calling.

If you haven’t already voted your shares on the upcoming Triangle Capital Corporation Annual Meeting please do so immediately to eliminate additional solicitation costs.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas
Manager
Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003